Exhibit B-11(b)

                             BY-LAWS

                               OF

                       ENTERGY POWER, INC.

                   EFFECTIVE OCTOBER 28, 1993



                            ARTICLE I

                             Offices

      The  registered office of the Corporation shall be  in  the

City of Wilmington, County of New Castle, State of Delaware.

      The Corporation also may have offices at such other places,

both  within and without the State of Delaware, as from  time  to time may be designated by the Board of Directors.



                           ARTICLE II

                              Books

     The books and records of the Corporation may be kept (except as  otherwise  provided  by the laws of the  State  of  Delaware)

outside the State of Delaware and at such place or places as from time to time may be designated by the Board of Directors.



                           ARTICLE III

                          Stockholders

      Section  1. Meetings. Meetings of the stockholders  of  the

Corporation  shall  be held as set forth in  the  Certificate  of

Incorporation.

      Section  2.  List  of  Stockholders.  The  officer  of  the

Corporation  who  shall have charge of the stock  ledger  of  the

Corporation shall prepare and make, at least ten (10) days before

every   meeting  of  stockholders,  a  complete   list   of   the

stockholders  entitled  to  vote at  said  meeting,  arranged  in alphabetical  order and showing the address of  each  stockholder and  the  number  of  shares  registered  in  the  name  of  each stockholder.  Such list shall be open to the examination  of  any stockholder,  for  any  purpose germane to  the  meeting,  during ordinary  business hours for a period of at least ten  (10)  days prior to the meeting, either at a place within the city where the meeting  is  to  be held, which place shall be specified  in  the notice  of  the meeting, or, if not so specified,  at  the  place where  the meeting is to be held. The list also shall be produced and  kept  at the time and place of the meeting during the  whole time  thereof,  and  may be inspected by any stockholder  who  is present.

      Section 3. Organization. The Chairman of the Board  or  the

President, or in their absence, any Vice President, shall call to order  meetings of the stockholders and shall act as chairman  of such  meetings.  The Board of Directors or the  stockholders  may appoint  any  stockholder  or  any Director  or  officer  of  the

Corporation to act as chairman of any meeting in the  absence  of the  Chairman  of the Board, the President and all  of  the  Vice

Presidents.

      The Secretary of the Corporation shall act as secretary  of all  meetings  of  the stockholders, but in the  absence  of  the

Secretary  the presiding officer may appoint any other person  to act as secretary of any meeting.



                           ARTICLE IV

                            Directors

      Section  1. Notice. Notice of any meeting of the  Board  of

Directors  requiring notice shall be given to  each  Director  by

mailing  the  same  at  least  forty-eight  (48)  hours,  or   by

telegraphing the same at least forty-eight (48) hours, before the time fixed for the meeting. At any meeting at which all Directors shall  be present, or which all Directors not present have waived notice in writing, the giving of notice as above described may be dispensed  with.  Attendance of a Director  at  a  meeting  shall constitute  waiver of notice of such meeting,  except  when  such

Director  attends  such  meeting  for  the  express  purpose   of

objecting,  at the beginning of such meeting, to the  transaction of  any  business because such meeting is not lawfully called  or convened.

      Section  2.  Quorum.  At  all  meetings  of  the  Board  of

Directors,   the  presence  of  a  majority  of   the   Directors

constituting  the  Board  shall  constitute  a  quorum  for   the

transaction of business. If a quorum shall not be present at  any meeting  of the Board of Directors, the Directors present thereat may  adjourn the meeting from time to time, without notice  other than  an  announcement at the meeting, until a  quorum  shall  be present. Except as may be otherwise specifically provided by  the laws  of  the State of Delaware, the Certificate of Incorporation

or  these  By-Laws,  the affirmative vote of a  majority  of  the

Directors  present at the time of such vote shall be the  act  of the Board of Directors if a quorum is present.

      Section  3.  Consent. Unless otherwise  restricted  by  the

Certificate  of  Incorporation  or  these  By-Laws,  any   action

required or permitted to be taken at any meeting of the Board  of

Directors may be taken without a meeting, if all members  of  the

Board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

      Section 4. Telephonic Meetings. Unless otherwise restricted by  the Certificate of Incorporation or these By-Laws, members of the  Board of Directors may participate in a meeting of the Board by  means  of  conference  telephone  or  similar  communications equipment  by  means of which all persons participating  in  such meeting  can  hear  each other, and participation  in  a  meeting pursuant  to  this  Section  4  of Article  IV  shall  constitute presence in person at such meeting.

     Section 5. Committees. The Board of Directors, by resolution passed  by  a majority of the whole Board, may designate  one  or more committees, each committee to consist of one or more of  the

Directors of the Corporation. The Board may designate one or more

Directors as alternate members of any committee, who may  replace

any   absent  or  disqualified  member  at  any  meeting  of  the committee. In the absence or disqualification of a member of  the committee,  the member or members thereof present at any  meeting and  not  disqualified from voting, whether or  not  he  or  they constitute  a quorum, may unanimously appoint another  member  of the Board of Directors to act at the meeting in place of any such absent  or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall  have and  may  exercise all the powers and authority of the  Board  of

Directors  in the management of the business and affairs  of  the

Corporation, and may authorize the seal of the Corporation to  be affixed to all papers which may require it; but no such committee shall  have  power  or  authority in reference  to  amending  the

Certificate of Incorporation, adopting an agreement of merger  or consolidation, recommending to the stockholders the  sale,  lease or  exchange  of  all or substantially all of  the  Corporation's

property   and   assets,  recommending  to  the  stockholders   a

dissolution of the Corporation or a revocation of dissolution, or amending these By-Laws.

      Unless  the  Board  of Directors otherwise  provides,  each committee  designated  by the Board may make,  alter  and  repeal rules  for  the conduct of its business. In the absence  of  such rules  each  committee  shall conduct its business  in  the  same manner  as the Board of Directors conducts its business  pursuant to the Certificate of Incorporation and these By-Laws.

     Section 6. Resignations. Any Director of the Corporation may

resign  at  any  time by giving written notice to  the  Board  of

Directors or to the Chairman of the Board, the President  or  the

Secretary  of  the Corporation. Any such resignation  shall  take effect  at  the time specified therein, or, if the  time  be  not specified,  upon receipt thereof; and unless otherwise  specified therein, acceptance of such resignation shall not be necessary to make it effective.



                            ARTICLE V

                            Officers

      Section 1.  Number, Election and Term of Office.  The Board

of Directors may elect a Chairman of the Board, may elect a Chief

Executive  Officer and shall elect a President,  a  Secretary,  a

Treasurer,  and in their discretion, one or more Vice Presidents.

The Chief Executive Officer or, if no Chief Executive Officer  is

elected,  the  President shall, subject to the direction  of  the

Board of Directors, have direct charge of and general supervision over  the  business and affairs of the Corporation.  The officers of  the  Corporation shall be elected annually by  the  Board  of

Directors  at  its  meeting  held immediately  after  the  annual meeting  of  the  stockholders (other than the  initial  officers elected  by unanimous consent of the initial Board of Directors),

and  each  shall hold his office until his successor  shall  have been  duly elected and qualified or until he shall have  died  or resigned  or  shall  have been removed by majority  vote  of  the entire Board of Directors.  Any number of offices may be held  by the  same person.  The Board of Directors may from time  to  time appoint  such  other officers and agents as the interest  of  the

Corporation  may require and may fix their duties  and  terms  of office.

      Section 2. Chairman of the Board. The Chairman of the Board

shall be a member of the Board of Directors. He shall preside  at all meetings of the Board of Directors, and shall have such other duties  as from time to time may be assigned to him by the  Board of Directors.

     Section 3. President. The President shall perform all duties incident  to the office of a president of a corporation and  such other  duties as from time to time may be assigned to him by  the

Board  of  Directors. At any time when the office of the Chairman of  the Board shall be vacant or if the Board of Directors  shall not  elect  a  Chairman  of  the  Board,  the  President  of  the

Corporation  shall be a member of the Board of Directors  of  the

Corporation.

      Section 4. Vice Presidents. Each Vice President shall  have such  powers and shall perform such duties as from time  to  time may  be  conferred  upon  or assigned to  him  by  the  Board  of

Directors  or as may be delegated to him by the Chairman  of  the

Board or the President.

      Section 5. Secretary. The Secretary shall keep the  minutes of all meetings of the stockholders and of the Board of Directors in books provided for the purpose; shall see that all notices are duly given in accordance with the provisions of the law and these

By-Laws;  shall be custodian of the records and of the  corporate seal  of  the Corporation; shall see that the corporate  seal  is affixed to all documents the execution of which under the seal is duly  authorized, and when the seal is so affixed may attest  the same; may sign, with the Chairman of the Board, the President  or a  Vice President, certificates of stock of the Corporation;  and in general, shall perform all duties incident to the office of  a

secretary       of       a      corporation,       and       such

other duties as from time to time may be assigned by the Chairman of the Board, the President or the Board of Directors.

      The Secretary shall also keep, or cause to be kept, a stock book,  containing  the  names, alphabetically  arranged,  of  all persons  who  are stockholders of the Corporation, showing  their

places   of  residence,  the  number  of  shares  held  by   them

respectively,  and  the  time when they respectively  became  the owners thereof.

     Section 6. Treasurer. The Treasurer shall have charge of and

be   responsible   for  all  funds,  securities,   receipts   and

disbursements of the Corporation, and shall deposit, or cause  to be deposited, in the name of the Corporation, all moneys or other

valuable  effects  in  such  banks,  trust  companies  or   other

depositories  as  shall, from time to time, be  selected  by  the

Board  of Directors or by the Treasurer if so authorized  by  the

Board  of Directors; may endorse for collection on behalf of  the

Corporation,  checks,  notes  and  other  obligations;  may  sign receipts  and  vouchers  for payments made  to  the  Corporation;

singly  or  jointly with another person as the Board of Directors may authorize, may sign checks on the Corporation and pay out and dispose  of the proceeds under the direction of the Board;  shall render or cause to be rendered to the Chairman of the Board,  the

President  and  the  Board of Directors, whenever  requested,  an account of the financial condition of the Corporation; may  sign,

with  the  Chairman  of  the  Board,  the  President  or  a  Vice

President,  certificates  of stock of  the  Corporation;  and  in general, shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as from time to time  may be assigned by the Chairman of the Board, the President or the Board of Directors.

      Section 7. Subordinate Officers. The Board of Directors may

appoint  such  assistant  secretaries, assistant  treasurers  and other  subordinate officers as it may deem desirable.  Each  such officer  shall  hold office for such period, have such  authority and  perform such duties as the Board of Directors may prescribe.

The  Board  of  Directors may, from time to time,  authorize  any officer  to  appoint  and  remove  subordinate  officers  and  to prescribe the powers and duties thereof.

     Section 8. Transfer of Duties. The Board of Directors in its

absolute  discretion may transfer the power and duties, in  whole or  in  part,  of any officer to any other officer,  or  persons,

notwithstanding  the  provisions  of  these  By-Laws,  except  as otherwise provided by the laws of the State of Delaware.

     Section 9. Vacancies, Absences. If the office of Chairman of the Board, President, Vice President, Secretary or Treasurer,  or

of  any other officer or agent becomes vacant for any reason, the

Board  of  Directors  may,  but is  not  required  to,  choose  a successor to hold office for the remainder of the unexpired term.

Except when the law requires the act of a particular officer, the

Board of Directors whenever necessary may, in the absence of  any officer,  designate  any  other  officer  or  properly  qualified employee,  to perform the duties of the one absent for  the  time being,  and such designated officer or employee shall have,  when so acting, all the powers herein given to such absent officer.

      Section  10.  Removals.  At any meeting  of  the  Board  of

Directors  called for the purpose, any officer or  agent  of  the

Corporation may be removed from office, with or without cause, by the  affirmative  vote  of a majority  of  the  entire  Board  of

Directors.

      Section  11.  Compensation of Officers. The officers  shall receive such salary or compensation as may be determined  by  the affirmative  vote of the majority of the Board of  Directors.  No

officer  shall  be  prevented  from  receiving  such  salary   or

compensation by reason of the fact that he is also a Director  of the Corporation.

      Section  12.  Resignations. Any officer  or  agent  of  the

Corporation  may resign at any time by giving written  notice  to the  Board  of Directors or to the President or the Secretary  of

the  Corporation. Any such resignation shall take effect  at  the time  specified  therein or, if the time is not  specified,  upon

receipt   thereof;   and  unless  otherwise  specified   therein,

acceptance of such resignation shall not be necessary to make  it effective.

                           ARTICLE VI

                   Contracts, Checks and Notes

      Unless  the Board of Directors shall otherwise specifically direct,  all  contracts, checks, drafts, bills  of  exchange  and

promissory  notes  and  other  negotiable  instruments   of   the

Corporation  shall be executed in the name of the Corporation  by the  Chairman  of  the Board, the President,  a  Vice  President,

Secretary or Treasurer or any officer as may be designated by the

Board of Directors.



                           ARTICLE VII

                              Stock

      Section  1.  Certificates of Stock.  The  certificates  for shares of the stock of the Corporation shall be in such form, not inconsistent with the Certificate of Incorporation, as  shall  be prepared  or approved by the Board of Directors. Every holder  of stock  in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation, by the Chairman  of the  Board,  the  President  or a  Vice  President,  and  by  the

Treasurer or the Secretary certifying the number of shares  owned by  him and the date of issue; and no certificate shall be  valid

unless   so  signed.  All  certificates  shall  be  consecutively

numbered and shall be entered in the books of the Corporation  as they are issued.

      All signatures on the certificate may be facsimile. In case any  officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased  to  be  such officer, transfer agent or registrar  before such  certificate is issued, it may be issued by the  Corporation with  the same effect as if he were such officer, transfer  agent or registrar at the date of issue.

      Section  2.  Transfer  of  Stock.  Upon  surrender  to  the

Corporation  or  the  transfer agent  of  the  Corporation  of  a certificate  for  shares duly endorsed or accompanied  by  proper evidence of succession, assignment or authority to transfer,  the

Corporation      shall      issue     a      new      certificate

to  the  person entitled thereto, cancel the old certificate  and record the transaction upon its books.



                          ARTICLE VIII

                     Registered Stockholders

      The  Corporation shall be entitled to treat the  holder  of record  of  any  share or shares of stock as the holder  in  fact thereof  and,  accordingly, shall not be bound to  recognize  any equitable or other claim to, or interest in, such share or shares on  the  part of any other person, whether or not it  shall  have express  or  other notice thereof, save as expressly provided  by the laws of the State of Delaware.



                           ARTICLE IX

                        Lost Certificates

      Any  person claiming a certificate of stock to be  lost  or destroyed shall make an affidavit or affirmation of the fact  and advertise  the same in such manner as the Board of Directors  may require,  and  the  Board of Directors, in  its  discretion,  may require  the owner of the lost or destroyed certificate,  or  his legal  representative, to give the Corporation a bond  in  a  sum sufficient,  in  the  opinion  of  the  Board  of  Directors,  to indemnify  the  Corporation against any claim that  may  be  made

against   it  on  account  of  the  alleged  loss  of  any   such

certificate. A new certificate of the same tenor and for the same number  of shares as the one alleged to be lost or destroyed  may be issued without requiring any bond when, in the judgment of the

Directors, it is proper so to do.



                            ARTICLE X

                      Fixing of Record Date

     In order that the Corporation may determine the stockholders entitled  to  notice of or to vote at any meeting of stockholders or  any  adjournment thereof, or to express consent to  corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or  to exercise  any  rights  in respect of any  change,  conversion  or exchange of stock or for the purpose of any other lawful  action,

the  Board of Directors may fix, in advance, a record date, which shall  not  be more than sixty (60) nor less than ten  (10)  days before  the date of such meeting, nor more than sixty  (60)  days prior  to  any  other action. A determination of stockholders  of record  entitled  to  notice  of or  to  vote  at  a  meeting  of stockholders  shall  apply  to any adjournment  of  the  meeting;

provided,  however, that the Board of Directors  may  fix  a  new record date for the adjourned meeting.



                           ARTICLE XI

                            Dividends

      Dividends upon the common stock of the Corporation  may  be declared  by  the  Board of Directors at any regular  or  special meeting,  pursuant  to law. Dividends may be  paid  in  cash,  in property,  or  in shares of the common stock of the  Corporation,

subject to the provisions of the Certificate of Incorporation.

      Before payment of any dividend, there may be set aside  out of any funds of the Corporation available for dividends such sums as the Directors from time to time, in their absolute discretion,

think  proper as a reserve or reserves to meet contingencies,  or for  equalizing  dividends, or for repairing or  maintaining  any property  of  the Corporation, or for such other purpose  as  the

Directors   shall  think  conducive  to  the  interest   of   the

Corporation,  and  the Directors may modify or abolish  any  such reserve in the manner in which it was created.



                           ARTICLE XII

                        Waiver of Notice

      Whenever  any notice whatever is required to  be  given  by

statute   or   under  the  provisions  of  the   Certificate   of

Incorporation  or  these  By-Laws, a waiver  thereof  in  writing signed  by the person or persons entitled to said notice, whether before  or  after  the time stated therein, shall  be  equivalent thereto.



                          ARTICLE XIII

                              Seal

      The  corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware."



                           ARTICLE XIV

                           Fiscal Year

     The fiscal year of the Corporation shall be the calendar

year.



                           ARTICLE XV


             Indemnification of Officers, Directors,
         Employees and Agents; Advancement of Expenses;
            Insurance and Other Funding Arrangements

      Section  1.  Mandatory Indemnification  for  Directors  and

Officers  - Third Party Actions. The Corporation shall  indemnify any  Director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed  action, suit or proceeding, whether  civil,  criminal,

administrative or investigative (other than an action  by  or  in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is  or  was  serving  at  the request of  the  Corporation  as  a director,  officer,  employee or agent  of  another  corporation,

partnership,  joint  venture, trust or other enterprise,  against

expenses  (including  attorneys'  fees),  judgments,  fines   and

amounts  paid in settlement actually and reasonably  incurred  by him  in  connection with such action, suit or  proceeding  if  he acted in good faith and in a manner he reasonably believed to  be in  or not opposed to the best interests of the Corporation, and,

with  respect  to  any  criminal action  or  proceeding,  had  no reasonable  cause  to  believe  his  conduct  was  unlawful.  The termination of any action, suit or proceeding by judgment, order,

settlement, conviction, or upon a plea of nolo contendere or  its equivalent, shall not, of itself, create a presumption  that  the person  did  not  act  in good faith and in  a  manner  which  he reasonably believed to be in or not opposed to the best  interest of  the Corporation, and, with respect to any criminal action  or proceeding, had reasonable cause to believe that his conduct  was

unlawful.   The right to indemnification under this Section 1  of

Article XV shall be a contract right that may be enforced in  any lawful manner by a Director or officer of the Corporation.

      Section  2.   Mandatory Indemnification for  Directors  and

Officers  - Derivative Actions.  The Corporation shall  indemnify any  Director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he  is or was a Director, officer, employee or agent of the Corporation,

or  is  or  was  serving at the request of the Corporation  as  a director,  officer,  employee or agent  of  another  corporation,

partnership,  joint  venture, trust or other enterprise,  against expenses  (including  attorneys' fees)  actually  and  reasonably incurred  by him in connection with the defense or settlement  of such action or suit if he acted in good faith and in a manner  he reasonably believed to be in or not opposed to the best interests of  the  Corporation and except that no indemnification shall  be made  in  respect of any claim, issue or matter as to which  such person  shall have been adjudged to be liable to the Corporation,

unless  and only to the extent that the Court of Chancery of  the

State  of Delaware or the court in which such action or suit  was brought,  shall  determine  upon application  that,  despite  the adjudication of liability but in view of all the circumstances of the  case,  such  person  is fairly and  reasonably  entitled  to indemnity  for such expenses which the Court of Chancery  of  the

State  of  Delaware or such other court shall  deem  proper.  The right to indemnification under this Section 2 of Article XV shall be  a contract right that may be enforced in any lawful manner by a Director or officer of the Corporation.

      Section  3.  Mandatory Indemnification  for  Directors  and

Officers  -  Successful Party. To the extent that a  Director  or officer  of the Corporation has been successful on the merits  or otherwise  in defense of any action, suit or proceeding  referred to  in Sections 1 and 2 of this Article XV, or in defense of  any claim,  issue or matter therein, he shall be indemnified  against expenses  (including  attorneys' fees)  actually  and  reasonably

incurred   by   him  in  connection  therewith.  The   right   to

indemnification under this Section 3 of Article  XV  shall  be  a contract  right that may be enforced in any lawful  manner  by  a

Director or officer of the Corporation.

      Section  4.  Indemnification for Employees and Agents.  The

Board  of  Directors may grant to an employee  or  agent  of  the

Corporation  who is not an officer of the Corporation  rights  to indemnification upon such terms and conditions as  the  Board  of

Directors deems appropriate.

       Section  5.  Procedure.  Any  indemnification  under   the

foregoing  provisions  of this Article XV (unless  ordered  by  a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification

of  the  Director, officer, employee or agent is  proper  in  the circumstances  because  he  has met the  applicable  standard  of conduct as set forth in, or established pursuant to Section 1,  2 or  4 of this Article XV. Such determination shall be made (i) by the  Board of Directors by a majority vote of a quorum consisting of  Directors who were not parties to such action or  proceeding,

or  (ii)  if  such  a  quorum  is not  obtainable,  or,  even  if obtainable,  a quorum of disinterested Directors so  directs,  by independent legal counsel in a written opinion, or (iii)  by  the stockholders.

     Section 6. Advance Payments. Expenses incurred by an officer or  Director  in  defending a civil or criminal action,  suit  or proceeding  shall be paid by the Corporation in  advance  of  the final disposition of such action, suit or proceeding upon receipt of  an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that he is not  entitled to be indemnified by the Corporation as  authorized in  this  Article  XV.  The right of Directors  and  officers  to advancement of expenses under this Section 6 of Article XV  shall be  a contract right that may be enforced in any lawful manner by a  Director or officer of the Corporation. Such expenses incurred by  other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     Section 7. Provisions not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to,  the other  subsections  of  this  Article  XV  shall  not  be  deemed

exclusive   of   any   other  rights  to  which   those   seeking

indemnification or advancement of expenses may be entitled  under any agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and  as  to action in another capacity while holding such office.

      Section  8.  Insurance. The Corporation  may  purchase  and maintain  insurance  on behalf of any person  who  is  or  was  a

Director, officer, employee or agent of the Corporation, or is or was  serving  at  the request of the Corporation as  a  director,

officer,  employee, or agent of another corporation, partnership,

joint  venture, trust or other enterprise, against any  liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would  have  the  power to indemnify him against  such  liability under the provisions of this Article XV.

      Section  9.  Other Arrangements. The Corporation  also  may obtain a letter of credit, act as self-insurer, create a reserve,

trust,  escrow,  cash collateral or other fund or account,  enter into  indemnification  agreements, pledge  or  grant  a  security interest in any assets or properties of the Corporation,  or  use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of  Directors shall deem appropriate for the protection of any or all such persons.

      Section  10.   Separability.  If this  Article  XV  or  any

portion hereof shall be invalidated on any ground by any court of competent  jurisdiction, then the Corporation shall  nevertheless indemnify each director and officer, and each employee  or  agent of the Corporation as to whom the Corporation has agreed to grant indemnity, as to liabilities and expenses, and amounts paid or to be  paid  in settlement with respect to any proceeding, including an  action  by or in the right of the Corporation,  to  the  full extent  permitted by any applicable portion of  this  Article  XV that  shall  not  have been invalidated and to  the  full  extent permitted by applicable law.

      Section 11.  Miscellaneous.  (a) For the purposes  of  this

Article   XV,   references  to  "the  Corporation"  include   all

constituent corporations absorbed in a consolidation  or  merger,

as  well  as the resulting or surviving corporation, so that  any person  who is or was a Director, officer, employee or  agent  of such  a  constituent  corporation or is or  was  serving  at  the request  of such constituent corporation as a director,  officer,

employee  or  agent  of another corporation,  partnership,  joint venture,  trust  or  other enterprise, shall stand  in  the  same position under the provisions of this Article XV with respect  to the  resulting  or surviving corporation as he would  if  he  had served  the  resulting  or  surviving  corporation  in  the  same capacity.

      (b)  For purposes of this Article XV, references to  "other enterprises" shall include employee benefit plans; references  to

"fines" shall include any excise taxes assessed on a person  with respect  to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a

Director,  officer,  employee or agent of the  Corporation  which imposes  duties  on,  or  involves services  by,  such  Director,

officer,  employee or agent with respect to an  employee  benefit plan,  its participants or beneficiaries; and a person who  acted in good faith and in a manner he reasonably believed to be in the interest  of  the participants and beneficiaries of  an  employee benefit  plan  shall be deemed to have acted  in  a  manner  "not opposed to the best interests of the Corporation" as referred  to in this Article XV.

     (c) The indemnification and advancement of expenses provided by,  or  granted  pursuant  to, this  Article  XV  shall,  unless otherwise provided when authorized or ratified, continue as to  a person  who  has  ceased to be a Director, officer,  employee  or agent and shall inure to the benefit of the heirs, executors  and administrators of such a person.

                     CONSENT OF STOCKHOLDER
                               OF
                       ENTERGY POWER, INC.





     Entergy Corporation, the holder of all of the issued and

outstanding Common Stock of Entergy Power Development., a

Delaware Corporation, does on the 26th day of October, 1995,

acting pursuant to the provisions of Section 228 of the Delaware

General Corporation Law, hereby consent to the following in lieu of the annual meeting of stockholder of Entergy Power Development

Corporation.



     1.   The following named persons are hereby elected

Directors of the Corporation to serve from the date hereof until the next annual meeting of stockholder of the Corporation or until their successors are elected or named and qualified:

                    Gerald D. McInvale
                    Terry L. Ogletree
                    Michael G. Thompson

     2.   That Article VI, Section 4 of the By-Laws of this

Corporation be, and they hereby are, amended in the following respect only:

          Section 4.  Vice Presidents.  Each Vice President shall

          have such powers and shall perform such duties incident

          to the office of a vice president of a corporation, and

          such other duties as from time to time may be conferred

          upon or assigned to him by the Board of Directors or as

          may be delegated to him by the Chairman of the Board

          (if chief executive officer) or the President.



     3.   That Article VI of the By-Laws of this Corporation be,

and they hereby are, amended to include the addition of Section

13 in the following respect only:

          Section 13.  Delegation of Powers.  Each officer may

          delegate to any other officer and to any official,

          employee or agent of the corporation, such portions of

          his powers as he shall deem appropriate, subject to

          such limitations and expirations as he shall specify,

          and may revoke such delegation at any time.

     4.   The actions of the Directors of Entergy Power, Inc.

since October 12, 1994, to date are ratified, confirmed and

approved.



                              ENTERGY CORPORATION



                              By
                                   Chairman of the Board and
                                   Chief Executive Officer